Exhibit 99.1

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3104

HEALTH MANAGEMENT ASSOCIATES, INC.

REPORTS SECOND QUARTER EARNINGS

NAPLES, FLORIDA (July 31, 2007) Health Management Associates, Inc. (NYSE: HMA) announced its consolidated financial results for the second quarter ended June 30, 2007. For the second quarter ended June 30, 2007, HMA reported net operating revenue of $1,099.2 million; earnings before interest, income taxes, depreciation, amortization, refinancing and debt modification costs and after minority interest (“EBITDA”) of $137.0 million; net income of $11.9 million; income from continuing operations of $13.1 million; and both diluted earnings per share (“EPS”) and diluted EPS from continuing operations of $0.05. Included in these results is approximately $39.0 million, or approximately $0.10 per diluted share, of bad debt expense recorded as an additional reserve to reflect a recent decline in collectibility of accounts receivable from uninsured patients, and a $2.9 million, or approximately $0.01 per diluted share, gain on the sale of certain home health assets.

HMA updated its fiscal 2007 diluted EPS from continuing operations objective range to be between $0.45 and $0.50 to reflect increased uninsured volumes, a deterioration in the collectibility of accounts receivable related to those uninsured volumes, and lower than anticipated overall paying volumes. This new EPS objective is based on a net operating revenue objective range of $4.3 to $4.5 billion, same hospital admissions from continuing operations experiencing no growth from 2006 and bad debt expense as a percentage of net operating revenue of approximately 12% for the remainder of fiscal year 2007.

Compared to the same quarter a year ago, net operating revenue and net operating revenue per adjusted admission from continuing operations at hospitals owned and operated by HMA for one year or more, referred to as same hospitals, increased 7.1% and 5.0%, respectively. Compared to the same quarter a year ago, same hospital admissions from continuing operations increased 0.4%, same hospital adjusted admissions from continuing operations increased 2.0%, same hospital surgeries from continuing operations decreased 1.6% and same hospital emergency room visits from continuing operations increased 2.0%.

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Health Management Associates, Inc./Page 2

HMA’s same hospital EBITDA from continuing operations for the second quarter was $164.3 million and HMA’s same hospital EBITDA margin from continuing operations was 16.0%. Consolidated EBITDA from continuing operations for the second quarter was $137.0 million, and cash flow from continuing operating activities was $146.9 million, which includes cash interest and cash tax payments aggregating $75.0 million. Excluding the additional bad debt reserve and the gain on sale of assets described previously, same hospital EBITDA from continuing operations for the second quarter would have been $198.3 million and same hospital EBITDA margin from continuing operations would have been 19.3%. Additional disclosure regarding EBITDA follows the financial statements included with this press release.

During the second quarter, the results of operations from four hospitals (Southwest Regional Medical Center, located in Little Rock, Arkansas; Summit Medical Center, located in Van Buren, Arkansas; Lee Regional Medical Center, located in Pennington Gap, Virginia and Mountain View Regional Medical Center, located in Norton, Virginia) were accounted for as assets held-for-sale and prior periods have been reclassified. After-tax losses from assets held-for-sale totaled $1.2 million during the second quarter of 2007. The results of operations from Williamson Memorial Hospital, located in Williamson, West Virginia had previously been accounted for as an asset held-for-sale. As of June 30, 2007, the results of operations from Williamson are included in continuing operations and its results in prior periods have been reclassified.

Net operating revenue from all continuing operations for the second quarter increased 10.3%, total admissions from continuing operations grew 2.8%, and total adjusted admissions from continuing operations grew 4.0%, in each case as compared to the same quarter a year ago, reflecting the admissions contribution from hospitals acquired by HMA during fiscal year 2006, as well as the commencement of operations at HMA’s de novo general acute care hospital, which opened during the first quarter ended March 31, 2007.

For the six months ended June 30, 2007, HMA reported net operating revenue of $2,237.0 million; EBITDA of $328.8 million; net income of $76.9 million; income from continuing operations of $78.0 million; and both diluted EPS and diluted EPS from continuing operations of $0.31.

Commencing in February 2007, HMA began discounting its gross charges for non-elective services by 60% for uninsured patients. Uninsured discounts for the quarter ended June 30, 2007 approximated $153.3 million compared to $117.1 million for the quarter ended March 31, 2007.

HMA’s charity/indigent care writeoffs for the second quarter ended June 30, 2007 were $18.5 million compared to $140.4 million for the same period a year ago, and $26.2 million for the first quarter ended March 31, 2007.

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Health Management Associates, Inc./Page 3

During January 2007, HMA continued its newly implemented bad debt reserve policy of reserving 75% of uninsured accounts. In February 2007, in conjunction with the adoption of its 60% discount program, HMA began reserving those discounted self-pay receivables at 60%. The combination of the 60% discount policy and the 60% bad debt reserve on the discounted self-pay receivables resulted in an overall discount/reserve of 84% of gross charges. Both policies were based on the current collection experience at the time.

HMA has performed a look-back analysis since the new discount policy went into effect in February 2007. The results of this look-back analysis now indicate that HMA is experiencing a deterioration in the collectibility of its accounts receivable from uninsured patients. The deterioration noted relates to the overall collectibility of receivables from uninsured patients, and to patients billed at discounted amounts who may have been written off as charity care under the Company’s previous policy, based on their inability to pay the previously undiscounted gross charges.

Effective July 1, 2007, HMA has updated its existing bad debt reserve policy to reflect a change in estimate of the collectibility of its self-pay receivables. The Company will now record incremental reserves as the receivables age, until they are fully reserved or collected. HMA believes that updating its bad debt reserve policy and adding additional bad debt reserves is prudent given the results of its recent look-back review.

Bad debt expense for the second quarter was $150.6 million compared to $90.1 million for the same period a year ago, and $121.2 million for the first quarter ended March 31, 2007.

The sum of uninsured discounts, charity/indigent writeoffs and bad debt expense, as a percent of the sum of net operating revenue, uninsured discounts and charity/indigent writeoffs, totaled 25.4% for the second quarter ended June 30, 2007 compared to 20.3% for the same quarter a year ago and 20.6% for the first quarter ended March 31, 2007.

On June 4, 2007, HMA announced the signing of a definitive agreement to sell the 80-bed Lee Regional Medical Center, located in Pennington Gap, Virginia and the 133-bed Mountain View Regional Medical Center, located in Norton, Virginia, to Wellmont Health System. The transaction is expected to be completed on or about August 1, 2007 and net proceeds from the sale of these two hospitals will be used entirely to reduce debt.

HMA’s senior management team will discuss HMA’s 2007 second quarter performance in greater detail on a live conference call and audio webcast later this morning. All interested investors are invited to access the webcast at 11:00 a.m. ET, via HMA’s website located at www.hma-corp.com or via www.streetevents.com or join the conference call by dialing 877-476-3476. A copy of the audio webcast, along with any related information that HMA may be required to provide pursuant to Securities and Exchange Commission rules, will be archived on HMA’s website under the heading “Investor Relations.”

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Health Management Associates, Inc./Page 4

HMA owns and operates general acute care hospitals in non-urban communities located throughout the United States. Upon completion of the sale of Mountain View Regional Medical Center and Lee Regional Medical Center, HMA will operate 59 hospitals in 15 states with approximately 8,500 licensed beds.

All references to “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. or its affiliates.

Certain statements contained in this release, including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” “optimistic,” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include projections of revenue, income or loss, capital expenditures, debt structure, capital structure, or other financial items, statements regarding the plans and objectives of management for future operations, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact.

Statements made throughout this release are based on current estimates of future events, and HMA has no obligation to update or correct these estimates. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially as a result of these various factors.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net operating revenue	$1,099,161	$996,866	$2,236,991	$2,003,462

Operating expenses:
Salaries and benefits	444,343	395,164	897,557	787,774
Supplies	149,862	138,397	307,768	280,370
Provision for doubtful accounts	150,629	90,116	271,835	173,251
Depreciation and amortization	53,937	43,762	105,775	85,934
Rent expense	21,058	20,714	42,228	40,488
Other operating expenses	198,684	170,669	391,626	344,816

Total operating expenses	1,018,513	858,822	2,016,789	1,712,633

Income from operations	80,648	138,044	220,202	290,829

Other income (expense):
Gains on sales of assets	2,585	411	3,260	2,040
Interest expense	(61,642)	(11,288)	(94,916)	(19,677)
Refinancing and debt modification costs	—	—	(761)	(4,628)

Income from continuing operations before minority interest and income taxes	21,591	127,167	127,785	268,564
Minority interests in earnings of consolidated entities	(217)	(1,077)	(388)	(1,735)

Income from continuing operations before income taxes	21,374	126,090	127,397	266,829
Provision for income taxes	(8,291)	(48,707)	(49,375)	(102,865)

Income from continuing operations	13,083	77,383	78,022	163,964
(Loss) income from discontinued operations, net of income taxes	(1,177)	(78)	(1,077)	554

Net income	$11,906	$77,305	$76,945	$164,518

Earnings per share:
Basic earnings per share:
Continuing operations	$0.05	$0.32	$0.32	$0.68
Discontinued operations	—	—	—	—

Basic earnings per share	$0.05	$0.32	$0.32	$0.68

Diluted earnings per share:
Continuing operations	$0.05	$0.32	$0.31	$0.68
Discontinued operations	—	—	—	—

Diluted earnings per share	$0.05	$0.32	$0.31	$0.68

Dividends per share	$—	$0.06	$10.00	$0.12

Weighted average number of shares outstanding:
Basic	242,355	240,842	242,016	240,765
Add: Stock-based compensation arrangements	4,438	2,713	3,592	2,720
Convertible debt	1	6	1	6

Diluted	246,794	243,561	245,609	243,491

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six Months Ended June 30,
	2007	2006
Cash flows from operating activities:
Net income	$76,945	$164,518
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	108,193	85,934
Provision for doubtful accounts	271,835	173,251
Stock-based compensation expense	9,860	9,634
Minority interests in earnings of consolidated entities	388	1,735
Gains on sales of assets	(3,260)	(2,040)
Write-off of deferred financing costs	761	4,628
Deferred income tax (benefit) expense	(41,671)	2,314
Changes in assets and liabilities of continuing operations, net of the effects of acquisitions:
Accounts receivable	(293,914)	(243,404)
Supplies, Prepaid expenses and other assets	(2,524)	14,624
Accounts payable	47,782	15,057
Accrued expenses and other liabilities	9,471	32,427
Income taxes payable	38,958	(441)
Equity compensation excess tax benefit	(273)	(101)
Loss (income) from discontinued operations, net of income taxes	1,077	(554)

Net cash provided by continuing operating activities	223,628	257,582

Cash flows from investing activities:
Acquisitions of hospitals, minority interests and other	(36,127)	(182,566)
Additions to property, plant and equipment	(146,077)	(176,343)
Proceeds from sales of assets and insurance recoveries	21,978	4,200
Increases in restricted funds, net	(12,267)	(20,228)

Net cash used in continuing investing activities	(172,493)	(374,937)

Cash flows from financing activities:
Proceeds from long-term debt, net	2,706,735	831,707
Principal payments on debt and capital lease obligations	(313,777)	(684,735)
Proceeds from exercises of stock options	24,719	5,200
Purchases of treasury stock	—	(1,181)
Payments of financing costs	(3,277)	(494)
Investments by minority shareholders	8,456	—
Cash distributions to minority interests	(2,497)	(1,896)
Equity compensation excess tax benefit	273	101
Payments of cash dividends	(2,425,217)	(28,880)

Net cash provided by (used in) continuing financing activities	(4,585)	119,822

Net increase in cash and cash equivalents before discontinued operations	46,550	2,467
Net (decrease) increase in cash and cash equivalents from discontinued operations:
Operating activities	(2,051)	5,132
Investing activities	(773)	(1,483)
Financing activities	(128)	(158)

Net increase in cash and cash equivalents	43,598	5,958
Cash and cash equivalents at beginning of period	66,814	69,909

Cash and cash equivalents at end of period	$110,412	$75,867

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2007	December 31, 2006
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$110,412	$66,814
Accounts receivable, net	642,033	633,555
Other current assets	331,082	265,135
Assets of discontinued operations	88,525	88,830
Property, plant and equipment, net	2,442,072	2,402,100
Restricted funds	61,211	58,986
Other assets	1,088,743	975,532

	$4,764,078	$4,490,952

Liabilities and Stockholders’ Equity
Current liabilities	$602,114	$472,665
Deferred income taxes	131,546	109,790
Other long-term liabilities and minority interests	172,595	205,972
Long-term debt	3,736,427	1,296,403
Stockholders’ equity	121,396	2,406,122

	$4,764,078	$4,490,952

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Same Hospitals*
Occupancy	44.8%	45.1%	47.1%	48.0%
Patient Days	321,035	322,925	664,233	677,216
Admissions	76,104	75,770	156,156	156,773
Adjusted Admissions	130,120	127,578	262,748	259,803
Average length of stay	4.2	4.3	4.3	4.3
Total surgeries	68,967	70,054	137,629	140,640
Outpatient Revenue percentage	47.6%	50.1%	48.0%	49.7%
Inpatient Revenue percentage	52.4%	49.9%	52.0%	50.3%

Total Hospitals*
Occupancy	44.2%	44.8%	46.7%	48.0%
Patient Days	331,970	325,842	696,055	687,341
Admissions	78,623	76,471	163,334	159,101
Adjusted Admissions	138,778	133,489	283,999	273,029
Average length of stay	4.2	4.3	4.3	4.3
Total surgeries	71,123	70,935	142,859	142,021
Outpatient Revenue percentage	48.1%	51.6%	48.4%	50.6%
Inpatient Revenue percentage	51.9%	48.4%	51.6%	49.4%

*	Continuing Operations

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007 (a)	2006 (a)	2007 (a)	2006 (a)
Net operating revenue	$1,099,161	$996,866	$2,236,991	$2,003,462
Less acquisitions, corporate and other	72,965	38,484	150,006	49,684

Same hospital net operating revenue	$1,026,196	$958,382	$2,086,985	$1,953,778

Income from continuing operations before income taxes	$21,374	$126,090	$127,397	$266,829
Add:
Interest expense	61,642	11,288	94,916	19,677
Depreciation and amortization	53,937	43,762	105,775	85,934
Refinancing and debt modification costs	—	—	761	4,628

EBITDA (b)	136,953	181,140	328,849	377,068
Adjustment for acquisitions, corporate and other	(27,322)	(12,235)	(48,036)	(33,916)

Same hospital EBITDA	$164,275	$193,375	$376,885	$410,984

Same hospital EBITDA margins =
Same hospital EBITDA / same hospital net operating revenue (b)	16.0%	20.2%	18.1%	21.0%

(a)	Continuing operations.
(b)	EBITDA is defined as earnings, before interest, refinancing and debt modification costs, income taxes, depreciation and amortization and after minority interest. EBITDA margin is defined as EBITDA divided by net operating revenue. EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles in the United States, commonly known as GAAP, and should not be considered as either an alternative to net income as an indicator of HMA’s operating performance or as an alternative to cash flows as a measure of HMA’s liquidity. Nevertheless, HMA believes that providing non-GAAP information regarding EBITDA is important for investors and other readers of HMA’s financial statements, as it provides a measure of liquidity. In addition, EBITDA is commonly used as an analytical indicator within the health care industry and HMA’s debt facilities contain covenants that use EBITDA in their calculations. Because EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

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